Exhibit 10.1

Sale of Goods Agreement

This contract for the sale of goods is entered into as of the 15th day of February, 2023, by and between Rocitin Company Limited, a Hong Kong Corporation with its principal place of business at Unit 2508-09, 25/F, Shun Tak Centre West Tower, 168-200 Connaught Road Central, Sheung Wan, Hong Kong (the “Seller”), and Ecomax, Inc, a Nevada corporation having offices at 45 Rockefeller Plaza Ste 2338, New York, NY 10111, United States of America (the “Buyer”).

The parties agree as follows:

1.	Sale of Goods: Pursuant to the terms and conditions of this Agreement, the Seller agrees to transfer ownership and deliver possession to the Buyer, and the Buyer shall pay for and accept from the Seller, the “Goods” listed at such prices as agreed by the Parties in this Agreement.

1.1.	Description of Goods Sold: The Buyer is purchasing Rocitin NMN, 60 capsules, contains 10080 mg of NMN per bottle, manufactured by Pharmazeutische Fabrik Evers GmbH & Co. KG from the Seller.
1.2.	The total amount of Good Sold: The Buyer is willing to purchase 10,000 bottles of such Good as described in Section1.1, with the initial shipment of 2,000 bottles, at HK$500 per bottle.

2.	Purchase Price: As consideration for the sale of the goods, on the 1st day of March, 2023 the Buyer shall pay to the Seller the purchase price of HK$1,000,000 in total for the initial shipment. (the “Purchase Price”). Buyer Initial Here _________

3.	Payment Terms: Unless otherwise stated, payment for the Goods is due within 45 days of the date of the Seller’s invoice, except for the initial shipment.

4.	Seller’s Representations: The Seller hereby represents and warrants to the Buyer as follows:

4.1.	The Seller has full right, power, and authority to sell the Goods.
4.2.	Unless inspected and refused on delivery, the Good will be sold as described and this sale is made “AS IS.”

5.	Delivery of Goods/Shipping: The Seller shall deliver the goods per the terms listed below:

5.1.	Date of Delivery: The Goods shall be delivered to the Buyer within 15 days after the initial payment is made to Seller. Buyer Initial Here _________
5.2.	Location of Delivery: The Seller shall deliver the Goods to the location specified by the Buyer: Buyer Initial Here _________
5.3.	Risk of Loss: The Seller assumes responsibility for the Goods, and all risk of damage, loss, or delay of the Goods, until the Goods are delivered to or collected by the Buyer. Once the Goods have been delivered to or collected by the Buyer, the Buyer assumes all responsibility for and risk of damage to such Goods.

6.	Refund and Cancellation Policy:

6.1.	No Refunds: The Buyer will be assumed to have accepted the Goods unconditionally unless a claim that a Good is defective is made within 15 days from the date of delivery. Buyer Initial Here _________

7.	Force Majeure: The Seller and the Buyer shall not be considered in default hereunder or be liable for any failure to perform or delay in performing any provisions of this Agreement in the customary manner to the extent that such failure or delay is caused by any reason beyond its control, including any act of God. The Party whose performance has been interrupted by such circumstances shall use every reasonable means to resume full performance of this Agreement as promptly as possible.

8.	Representations:

8.1.	Authority to Sign: Each party promises to the other party that it has the authority to enter into this Contract and to perform all of its obligations under this Contract.

9.	General:

9.1.	Modification(s): To change anything in this Contract, the Client and the Business must agree to the change in writing and sign a document showing their contract.
9.2.	Signatures: The Client and the Business must sign the document either electronically or in hardcopy. If this document is signed in hard copy, it must be returned to the Business for valid record. Electronic signatures count as originals for all purposes.

10.	Term and Termination: If one of the parties chooses to end the Agreement prior to product delivery, the Buyer is responsible for paying for all work and costs incurred up until that date.

The Parties hereto agree to the foregoing as evidenced by their signatures below.

For Seller:	For Buyer:

Name:	Name:	Raymond Chen
Title:	Title:	CEO
Rocitin Company Limited	Ecomax, Inc
Date:	Date: